Exhibit 99.1

RESIGNATION AGREEMENT AND FULL AND FINAL RELEASE OF CLAIMS

1. Resignation. I, Peter Klein, have resigned from the position of Chief Financial Officer of Microsoft Corporation (“Microsoft”), effective upon the appointment of a successor (“Resignation Date”). I have resigned from my employment at Microsoft effective June 30, 2013, and will remain employed through that date (“Termination Date”). I wish to receive the consideration described in Paragraph 2 below, to which I would not be otherwise entitled, and in exchange for that consideration I have chosen to sign this Agreement. I acknowledge that my execution of this Agreement is knowing and voluntary. I have had a reasonable period of time in which to consider whether to sign this Agreement.

2. Consideration. Upon my timely execution of this Agreement and in exchange for my full compliance with this Agreement and in honoring the commitments undertaken herein, Microsoft agrees to pay me (a) a lump sum in the amount of One Million Dollars ($1,000,000), less any required withholding and any other deductions pursuant to Paragraph 12 below, on January 15, 2014, and (b) a lump sum in the amount of One Million Dollars ($1,000,000), less any required withholding on June 30, 2014. I acknowledge and agree that I will not be eligible for any additional compensation after the Termination Date, including but not limited to my fiscal year 2013 compensation under the Company’s Executive Officer Incentive Plan. I understand that, in order to be eligible for the payments described in this paragraph, I must be in full compliance with the terms of this agreement, including but not limited to the obligations in Paragraphs 3 and 4.

3. Noncompetition Obligations. For a period of one year after the termination of my employment, I will not (a) engage in any competitive activities or accept employment by or agree to provide services to any person or entity that engages in competitive activities (“competitive activities” meaning the development, production or provision of any product, service, technology, product feature or project that is or is intended to be competitive with one or more products, services, technologies, product features or projects, including actual or demonstrably anticipated research or development, on which I worked or about which I learned confidential or proprietary information or trade secrets while employed at Microsoft or a Microsoft subsidiary) or (b) encourage, induce, attempt to induce, or assist another to induce or attempt to induce any person employed by Microsoft or by one of Microsoft’s subsidiaries to terminate his or her employment with Microsoft or its subsidiary or to work for any entity other than Microsoft or its subsidiary.

4. Confidentiality and Nondisparagement. I agree to keep all details surrounding this Agreement in strict confidence except to my immediate family and financial and legal advisors on a need-to-know basis. I agree that if I do share this Agreement or any information in it with the any of the aforementioned individuals, I will instruct such person(s) that the information is strictly confidential and that they may not share it with anyone. I also agree that I will not communicate with the media or press, directly or indirectly, except with the approval of Lisa Brummel, and that I will not blog or otherwise author in any manner any online or printed publications or writings (including but not limited to any blog, posting, article, or book) or participate in any interviews, broadcasts, podcasts, or similar audio interviews about Microsoft or its officers relating to any information or data considered confidential or proprietary under Microsoft’s Confidential Information Policy or my Employee Agreement. I also agree not to disparage or to induce or encourage others to disparage Microsoft or its officers or directors.

I further agree that the confidentiality and non-disparagement obligations set forth in this paragraph are material terms of the Agreement, that Microsoft would not have entered into this Agreement without my agreement to them, and that breach of either or both of these obligations could cause Microsoft irreparable injury. If Microsoft establishes a breach of either or both of these obligations, I agree that Microsoft shall be entitled to recover from me, at Microsoft’s option, either the sum of Three Hundred Thousand Dollars ($300,000.00) as liquidated damages, or actual damages, but not both types of damages, as well as reasonable attorney’s fees and costs incurred to enforce the Agreement.

5. Cooperation. I agree that, upon reasonable request, I will cooperate with Microsoft, its subsidiaries and affiliates, and any of their officers, directors, agents, employees, attorneys and advisors in Microsoft’s investigation of, preparation for, and prosecution or defense of any matter(s) brought by or against Microsoft or any Released Party, including without limitation litigation concerning: (a) facts or circumstances about which I have any actual or alleged knowledge or expertise that was obtained during my employment with Microsoft or (b) any of my acts or omissions, real or alleged, of my employment with Microsoft. I agree that, upon reasonable notice, I will appear and provide full and truthful testimony in proceedings associated with the above referenced matters, provided that Microsoft shall reimburse me for all reasonable travel expenses associated with the giving of testimony and shall work with me as reasonably practicable to schedule the activities contemplated by this paragraph so as not to unreasonably interfere with my other commitments.

6. Release of Claims. I agree, on behalf of myself and my marital community, heirs, executors, successors and assigns, to release all known and unknown claims that I currently have against any of the Released Parties. For purposes of this Agreement, the Released Parties include: Microsoft and any of its current and former parents, subsidiaries, affiliates, related companies, joint ventures, their predecessors and successors, and with respect to each such entity, all of its past, present and future officers, directors, agents, shareholders, administrators, representatives, employees, attorneys, insurers, successor or assigns. I understand and agree that this release includes, but is not limited to, any and all claims or causes of action arising under any (1) federal law relating to employment discrimination, termination of employment, benefits, wages, reasonable accommodation, or rights of disabled employees, such as the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621 et seq., the Americans with Disabilities Act, the Equal Pay Act, the Fair Labor Standards Act, the Family and Medical Leave Act, Title VII of the 1964 Civil Rights Act, the Employee Retirement Income Security Act of 1974, and the Worker Adjustment and Retraining Notification Act; (2) state, local or foreign law relating to employment discrimination, termination of employment, benefits, wages, reasonable accommodation, or rights of disabled employees, including, but not limited to, the Washington Law Against Discrimination; or (3) other basis for legal or equitable relief whether based on express or implied contract, tort, statute, regulation, ordinance, common law, or other legal or equitable ground. I understand that I am not waiving any claims that the law does not permit me to waive, nor am I waiving any claims arising from events occurring after the date I sign this Agreement. For purposes of the preceding sentence, and by way of example and not limitation, I agree that my separation from Microsoft is not an event occurring after the date I sign this Agreement. I acknowledge that termination of my employment is permanent and the Released Parties have no obligation to notify me of employment opportunities or to offer me employment in any capacity after the Separation Date.

7. No Admission. I agree that this Agreement is not an admission of guilt or wrongdoing by the Released Parties and I acknowledge that the Released parties do not believe or admit that they have done anything wrong. Except as specifically identified below my signature, I have not filed or caused to be filed any lawsuit, complaint, or charge with respect to any claim this Agreement purports to waive. I understand that nothing in this Agreement prevents me from filing or prosecuting a charge with any administrative agency relating to any released claims; however, I agree that I will not seek any damages or other relief for myself, and waive any claim for damages, and/or other personal relief.

Further, I agree to cause the withdrawal or dismissal with prejudice of any claim I have purported to waive in this Agreement. If I am ever awarded or recover any amount as to a claim I have purported to waive in this Agreement, I agree that the amount of any award or recovery shall be reduced by the amounts I was paid under this Agreement, with the setoff being appropriately adjusted for my return of any such amounts. If such a setoff is not effected, I promise to pay, or assign my right to receive, the amount that should have been setoff to Microsoft.

8. No Assistance. I agree not to provide assistance to any current, former, or future Microsoft employee to initiate, pursue, or raise any complaints, concerns, claims, or litigation of any kind against the Released Parties, unless compelled to do so by a valid subpoena or court order. If compelled to testify or otherwise provide evidence in any proceeding, I will provide Microsoft with immediate notice of receipt of an order or other demand for my participation by giving notice to Brad Smith, General Counsel, Microsoft Corporation, One Microsoft Way, Redmond, WA 98052, in sufficient time for Microsoft to oppose such testimony or participation. To the extent prohibited by law, this paragraph does not prevent me from participating in government investigations.

9. Future Employment. I understand and agree that, as a condition of receiving the consideration described in Paragraph 2, I will not be entitled to any future employment with Microsoft or any subsidiary, joint venture, or affiliate of Microsoft in which Microsoft owns an interest of 50 percent or more (collectively, “Microsoft or its Affiliates”).

10. Return of Microsoft Assets. I agree to return to Microsoft immediately upon my termination my Microsoft cardkey(s), corporate American Express card and phone card, if any, and any other Microsoft Property in my possession or control, including but not limited to hardware, software, email files, source code, memos, notes, OneNote notebooks, tables, spreadsheets, PowerPoint decks, white papers, reports, financial or marketing data, status reports, customer lists, customer contact information, personnel data, and any other proprietary or confidential data, documents and materials in any form or media (collectively, “Microsoft Property”). I also agree to permanently delete all Microsoft Property from any non-Microsoft computer, electronic device, storage device, storage system, or storage service that is in my possession or under my control, including (without limitation) desktop and laptop computers, mobile telephones, tablet devices, memory sticks, disks, and hard drives.

11. Full Agreement. I acknowledge that this Agreement contains the entire agreement of Microsoft and me as to matters discussed in it and that it merges any and all prior written and oral communications concerning those matters. Other than what is expressly stated in this Agreement, no different or additional promises or representations of any kind have been made to induce me to sign this Agreement, which I sign freely and in the absence of any coercion or duress whatsoever. I understand that the terms of this Agreement may not be modified, amended or superseded except by a subsequent written agreement signed by myself and the undersigned Microsoft representative.

12. Monies Owed. I authorize Microsoft to withhold from any monies owed to me by Microsoft at the time of my termination, via payroll deductions, any and all monies due to Microsoft from me, including without limitation cash and travel advances, amounts due the Company Store, employee benefit plan deductions, other advances and any unpaid credit or phone card charges. I understand that any such payroll deductions are for my convenience and for my full benefit.

13. Governing Law and Dispute Resolution. I agree that the laws of the State of Washington will govern in any action brought by either myself or Microsoft to interpret or enforce the terms of this Agreement, without regard to principles of conflicts of laws that would call for the application of the substantive law of any jurisdiction other than the State of Washington. I further agree that any dispute arising in connection with the execution and/or operation of this Agreement shall be resolved in the following manner unless otherwise agreed to by the parties:

(a)	The Parties agree to first attempt to resolve all disputes through informal negotiations. The Party contending there is a breach or other issue arising from or related to this Agreement shall provide written notice to the other Party describing with specific the nature of the breach of other issue. Within five (5) days after delivery of the written notice, the other Party shall respond in writing stating its position.
(b)	If the Parties are unable to resolve the dispute through informal negotiations, the Parties agree to resolve all disputes by binding arbitration before a qualified mutually selected arbitrator. The Party initiating the arbitration shall bear the burden of proof of breach and actual damages; provided, however, that no actual damages need to be proven for the arbitrator to award the liquidated damages provided for in this Agreement. The arbitrator shall issue a written decision within fifteen (15) days of the end of the hearing. The decision of the arbitrator shall be final and binding and may be enforced and a judgment entered in any court of competent jurisdiction. The arbitration itself, and all testimony, documents, briefs, and arguments therein, shall be kept confidential.
(c)	Notwithstanding the foregoing agreements in subparagraphs (a) and (b) of this section, the Parties agree that breach of the confidentiality and non-disparagement provisions set forth in Paragraph 4 could cause irreparable injury to the other party and that such other party will have the right to seek immediate injunctive relief or other equitable relief enjoining any threatened or actual breach in a court in King County or the Western District of Washington.

14. Severability. The provisions of this Agreement are severable, and if any part of this Agreement is found to be unenforceable (with the exception of the Release contained in Paragraph 6), the remainder of this Agreement will remain fully valid and enforceable. To the extent any terms of this Agreement are called into question, all provisions shall be interpreted in a manner that would make them consistent with current law.

15. Consideration Period. In compliance with the terms of the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act, I expressly acknowledge that I have been given twenty-one (21) days to review this Agreement before signing it. I also understand that I may revoke this Agreement for a period of seven (7) days following my signature of it and will send such revocation in writing postmarked within the seven-day period to Lisa Brummel, and that it is not effective or enforceable until that seven day revocation period has expired. I understand that I may sign this Agreement before the end of the 21-day consideration period but may not be required to do so. I understand that if I sign this Agreement prior to expiration of the 21-day consideration period, I will be waiving my right to the remainder of the 21-day consideration period. I understand that I am advised to seek legal counsel prior to signing this Agreement. The Effective Date of this Agreement shall be the day following expiration of the seven-day revocation period.

I ACKNOWLEDGE THAT I HAVE CAREFULLY READ AND HAVE VOLUNTARILY SIGNED THIS AGREEMENT AND RELEASE, THAT I FULLY UNDERSTAND ITS FINAL AND BINDING EFFECT, THAT BY SIGNING I INTENDED TO FULLY AND FINALLY RELEASE ANY AND ALL CLAIMS I MAY HAVE AGAINST MICROSOFT AND THE OTHER RELEASED PARTIES DESCRIBED IN PARAGRAPH 3 ABOVE, AND THAT, PRIOR TO SIGNING THIS AGREEMENT AND RELEASE, I HAVE BEEN ADVISED OF MY RIGHT TO CONSULT, AND HAVE BEEN GIVEN ADEQUATE TIME TO REVIEW MY LEGAL RIGHTS WITH AN ATTORNEY OF MY CHOICE.

EMPLOYEE:

/S/ PETER KLEIN		April 17, 2013
Peter Klein		Date

MICROSOFT CORPORATION:

By	/S/ LISA BRUMMEL	April 18, 2013
	Lisa Brummel	Date

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